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                                                                     EXHIBIT 5.1

                                 April 19, 2002

Canaan Energy Corporation
211 N. Robinson, Suite N1000
Oklahoma City, Oklahoma 73102-7132

        Re: Canaan Energy Corporation - Registration Statement on Form S-8 Relating to 500,000 Shares of Common Stock Subject to the Stock Option Plan, as Amended, of Canaan Energy Corporation

Ladies and Gentlemen:

        On October 20, 2000, the Board of Directors of Canaan Energy Corporation (the "Company") adopted, and the shareholders of the Company approved, the Company's Stock Option Plan (the "Plan"), pursuant to which 500,000 shares of common stock, $0.01 par value per share of the Company (the "Shares") have been reserved for issuance upon the exercise of options that may be granted pursuant to the Plan, as amended on such date to provide for the granting of stock options to non-officer directors of the Company as eligible participants.

        You have requested our advice with respect to the legality of the Shares issuable upon exercise of options that may be granted pursuant to the Plan, as amended.

        We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

        Based on the foregoing, and upon consideration of applicable law, it is our opinion that the Shares that may be issued pursuant to options granted under the Plan, as amended, will, upon payment therefor and delivery thereof in accordance with the Plan, as amended, be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the related Prospectus.

                                                 Respectfully submitted,

                                                 CROWE & DUNLEVY
                                                 A PROFESSIONAL CORPORATION

                                                 By:     /s/  Jeffrey T. Hills
                                                     ---------------------------
                                                            Jeffrey T. Hills